Exhibit 10.12

AMENDED AND RESTATED

OFFICERS’ INDEMNIFICATION TRUST AGREEMENT

This AMENDED AND RESTATED OFFICERS’ INDEMNIFICATION TRUST AGREEMENT (this “Trust” or this “Agreement”) is amended and restated effective as of June 30, 2016 (the “Effective Date”), between MICROSOFT CORPORATION, a Washington corporation (“Grantor”), and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), whose address is 400 South Hope Street, Suite 500, Los Angeles, California 90071, and, as an additional party, Charles H. Noski (the “Beneficiaries’ Representative”).

RECITALS

A. Grantor established this Trust and its predecessors to be a source of indemnification for Grantor’s Officers who are eligible for indemnification as stated in this Trust as it is in effect from time to time.

B. Grantor has determined, after due diligence, that it has and will continue to derive substantial economic benefits from this Trust, including from economic terms that are more favorable to Grantor than obtaining protection for its Officers through the current director and officer insurance market.

C. Grantor’s Articles of Incorporation (the “Articles”) provide for mandatory indemnification of Grantor’s Officers (as defined in the Articles) to the maximum extent provided by law, and as such, this Trust is not an exclusive source of indemnification for the Officers as covered in this Agreement.

D. Grantor has determined that the Trust continues to be necessary in order for Grantor to attract and retain the most qualified Officers. Grantor has also determined to increase the Minimum Balance to reflect current market conditions.

E. This Agreement amends, restates and replaces the 2009 Officers’ Indemnification Trust Agreement dated June 28, 2009 established by Grantor, with The Bank of New York Mellon Trust Company, N.A., as Trustee therein and Charles H. Noski as Beneficiaries’ Representative therein (the “2009 Trust”). Grantor’s Board of Directors has acted by resolution adopted March 15, 2016 to amend and restate the 2009 Trust effective as of the Effective Date.

F. The 2009 Trust replaced the Trust Agreement dated June 1, 1993 established by Grantor, with The Bank of New York Mellon Trust Company, N.A., successor in interest to BNY Western Trust Company, as Trustee therein and Charles Noski as Beneficiaries’ Representative therein (the “1993 Trust”).

G. This Trust also is designed to provide continuing coverage for the “executive officers” as such term is used in the 1993 Trust as such coverage was effective upon execution of the 2009 Trust, with such coverage to overlap with the 1993 Trust for certain officers of Grantor prior to termination of the 1993 Trust.

H. Except as otherwise noted, the capitalized terms have the meaning ascribed to them in the body of this Agreement.

AGREEMENT

NOW, THEREFORE, Grantor will transfer to the Trustee funds as provided on Exhibit A of this Agreement and the Trustee acknowledges the Minimum Balance on June 30, 2016, accepts the trust created hereby and agrees that it will hold all property which it may receive hereunder, as custodian IN TRUST, for the purposes and upon the terms and conditions hereinafter stated, and Grantor, the Trustee and the Beneficiaries’ Representative agree as follows:

ARTICLE 1

DEFINITIONS

“1993 Trust” is defined in Section F of the Recitals.

“2009 Trust” is defined in Section E of the Recitals.

“Act” means the Washington Business Corporation Act RCW 23B or succession legislation.

“Additional Contributions” is defined in Section 4.4.

“Adverse Determination” is defined in Section 4.11.

“Agreement” is defined in the Preamble.

“Articles” is defined in Section C of the Recitals.

“Beneficiary” and “Beneficiaries” are defined in Section 3.1.

“Beneficiaries’ Representative” is defined in the Preamble.

“Board of Directors” means the board of directors of Microsoft Corporation as constituted from time to time.

“Business Day” means any day, excluding Saturday, Sunday and any day on which banking institutions located in Seattle, Washington or Los Angeles, CA are authorized by applicable law to be closed.

“Cash” means (a) currency of the United States, and (b) certificates of deposit or time deposits having, in each case, a tenor of not more than six (6) months, issued by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $250,000,000 (including the Trustee and its affiliates).

“Change of Control” is defined in Section 3.1.

“Claim” or “Claims” includes, without limitation, any threatened, pending, or completed action, suit, or proceeding, whether civil, derivative, criminal, administrative, investigative, or otherwise, initiated by a person other than the Beneficiary (including any Claims by or in the right of Grantor), unless the Claim was initiated by the Beneficiary in good faith to establish or enforce a right to indemnification under the Articles, this Trust or applicable statute.

“Collateral” is defined in Section 4.11.

“Covered Act” means any act or omission (including, without limitation, any alleged breach of duty, neglect, error, misstatement, misleading statement, or otherwise, or appearing as or preparing to be a witness) by a Beneficiary, and any Claim against such Beneficiary, by reason of the fact that Beneficiary (a) is or was an Officer of Grantor, (b) is or was an executive officer “Beneficiary” under the 1993 Trust, or (c) is or was an Officer of Grantor or executive officer “Beneficiary” under the 1993 Trust and is or was serving at the request of Grantor as a director, officer, partner, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

“Corporate Securities” means US dollar denominated senior debt obligations that are obligations (whether direct or by virtue of guarantees) of corporations organized in the United States whose long-term, unsecured, unsubordinated debt securities are rated at least “A” (or its equivalent successor rating) in the case of Standard & Poor’s Ratings Group or “A2” (or its equivalent successor rating) in the case of Moody’s Investors Service, Inc.

“Demand” is defined in Section 4.7.1.

“Director” means a current, past or future member of the Board of Directors.

“Effective Date” is defined in the Preamble.

“Eligible Securities” means Cash, Treasury Securities, Government Securities, Municipal Securities, Corporate Securities, Money Market Funds and Other Eligible Securities. All Eligible Securities must be in a form suitable for delivery and retransfer, and must be capable of being priced by recognized third-party dealers.

“Excluded Claim” means any payment for Losses or Expenses in connection with any Claim the payment of which is Ultimately Determined to be prohibited by the Act, public policy, or other applicable law (including binding regulations and orders of, and undertakings or other commitments with, any governmental entity or agency) as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Grantor to provide broader indemnification rights than said law permitted Grantor to provide prior to such amendment). For the avoidance of doubt, a “knowing violation of law” means a conscious, intentional and deliberate act or failure to act (a) that is a material breach of applicable law, (b) that is done with actual knowledge that such act or failure to act is a material breach of applicable law, (c) that is done with the intent that such act or failure to act will be a material breach of applicable law, (d) that is done with actual knowledge that such act or failure to act will inflict material harm on Grantor, (e) that is done with the intent that such act or failure to act will inflict material harm on Grantor, and (f) that such act or failure to act does inflict such material harm on Grantor. For the avoidance of doubt, “intentional misconduct” means a conscious, intentional and deliberate act or failure to act (a) that is done with actual knowledge that such misconduct will inflict material harm on Grantor, (b) that is done with the intent to inflict material harm on Grantor, and (c) that such misconduct does inflict such material harm on Grantor.

“Executive Officers” means those employees of the Grantor designated as executive officers by the Grantor’s Board of Directors from time to time.

“Expenses” means any reasonable expenses incurred by Beneficiary as a result of a Claim or Claims made against him or her for Covered Acts including, without limitation, counsel fees and costs of investigative, judicial, or administrative proceedings and any appeals.

“Fines” shall include any fine, penalty or, with respect to an employee benefit plan, any excise tax, or penalty assessed with respect thereto.

“Government Securities” means bonds, notes, debentures, obligations or other evidence of indebtedness issued and/or guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association, including mortgage participation certificates, mortgage pass-through certificates and other mortgage-backed securities, but excluding collateralized mortgage obligations and mortgage-related securities representing payments of interest only or principal only and REMIC securities and CMBS (commercial mortgage backed securities).

“Grantor” is defined in the Preamble.

“Loss” means any amount which a Beneficiary is legally obligated to pay as a result of any Claim or Claims made against him or her for Covered Acts including, without limitation, Fines, damages, judgments, costs of defense of any Claims and sums paid in settlement of any Claim or Claims, specifically including fees of plaintiff’s counsel.

“Minimum Balance” is defined in Section 4.2.

“Money Market Funds” means money market funds rated “AAAm” or “AAAm-G” by Standard & Poor’s Rating Service or having a rating in the highest investment category granted thereby from Moody’s Investors Service, including, without limitation, any mutual fund for which the Trustee or an affiliate of the Trustee serves as investment manager, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (a) the Trustee or an affiliate of the Trustee receives fees from funds for services rendered, (b) the Trustee collects fees for services rendered pursuant to this Agreement, which fees are separate from the fees received from such funds, and (c) services performed for such funds and pursuant to this Agreement may at times duplicate those provided to such funds by the Trustee or an affiliate of the Trustee.

“Municipal Securities” means senior and unsubordinated debt obligations that are obligations (whether direct or by virtue of guarantees) of U.S. state or municipal issuers whose long-term, unsecured, unsubordinated, debt securities are rated at least “A” (or its equivalent successor rating) in the case of Standard & Poor’s Ratings Group or “A2” (or its equivalent successor rating) in the case of Moody’s Investors Service, Inc., excluding “A” or “A2” rated debt securities of housing and hospital issuers and municipal funds and partnerships where the rating is not based upon the rating of a third-party credit enhancer of such securities.

“Officer” means any employee of Grantor elected, designated or appointed by the Board of Directors as an officer at a level “corporate vice president” or higher as of July 1, 2009 and from time to time thereafter.

“Other Eligible Securities” means securities other than Cash, Corporate Securities, Treasury Securities, Government Securities, Money Market Funds and Municipal Securities mutually agreed upon in writing by the Beneficiaries’ Representative and Grantor.

“Treasury Securities” means securities issued or guaranteed by the United States government, including United States Department of the Treasury obligations and any other obligations the timely payment of principal and interest of which is fully and unconditionally guaranteed by the United States government.

“Trust” is defined in the Preamble.

“Trust Fund” is defined in Section 4.1.

“Trustee” is defined in the Preamble.

“UCC” is defined in Section 4.11.3.

“Ultimate Determination” means a final order from which there is no further right of appeal in any action in which a Beneficiary seeks indemnification. Such an order shall constitute the Ultimate Determination of the Beneficiary’s right to indemnification from Grantor. “Ultimately Determined” shall have a correlative meaning.

ARTICLE 2

PRIOR COVERED ACTS AND CLAIMS

2.1 Indemnification for Covered Acts.    The Beneficiaries under this Trust shall be indemnified for any Losses, Expenses or Fines that result from a Claim based on a Covered Act asserted while this Trust is in effect without regard to whether the Covered Act occurred on, before or after the establishment of this Trust. Rights to coverage as a Beneficiary under this Agreement shall be deemed to vest with and upon such person’s appointment as an Officer. If a Beneficiary of this Trust was also a “Beneficiary” of the 1993 Trust prior to its termination and the 2009 Trust, such person shall be covered by this Trust as a Beneficiary hereunder for Covered Acts as defined herein and also as to “Covered Acts” under such prior trust agreements that occurred prior to the Effective Date.

2.2 Nonexclusive Remedy.    The rights of Beneficiaries to indemnification from this Trust are limited to the assets of the Trust, but this does not limit any Beneficiary’s rights, if any, to indemnification (without duplication) from Grantor, or other Grantor arrangements or obligations, including but not limited to any applicable insurance coverage.

ARTICLE 3

THE BENEFICIARIES AND THE

BENEFICIARIES’ REPRESENTATIVE

3.1 The Beneficiaries.    All present and future Officers as well as any executive officers of Grantor who were “Beneficiaries” of the 1993 Trust (for Covered Acts as defined herein during their employment as an executive officer of Grantor as provided in the 1993 Trust) shall be “Beneficiaries” of this Trust (and each a “Beneficiary”), provided, however, that if there is a Change in Control of Grantor, no Officers appointed after or in connection with such Change in Control shall be entitled to be Beneficiaries who were not Beneficiaries under this Agreement, the 2009 Trust or the 1993 Trust prior to such Change in Control. For purposes of this Agreement, “Change of Control” shall mean (a) a tender offer or exchange offer in which the purpose of such offer is to take over and control Grantor and such offer is accepted by owners of securities of Grantor representing 50% or more of the combined voting power of Grantor’s then outstanding voting securities, (b) Grantor is merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of Grantor, (c) Grantor transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of Grantor, or (d) during any period of twelve (12) consecutive months, individuals who at the beginning of such twelve (12) month period were directors of Grantor cease for any reason to constitute at least a majority of Grantor’s Board of Directors. The Beneficiaries’ Representative shall promptly notify the Trustee in writing of a Change in Control. Any Beneficiary shall remain a Beneficiary despite his or her resignation, removal, or other failure to continue to be an Officer during the term of this Agreement as to Covered Acts during such Beneficiary’s service as an Officer or as an executive officer under the 1993 Trust. A person whose conduct gives rise to a right of indemnification both as a member of the Board of Directors and as an Officer of Grantor, shall be a Beneficiary hereunder as to all such conduct without being required to separate his or her activities between the role of Director and the role of Officer.

3.2 New Beneficiaries.    If prior to a Change in Control an individual is appointed as an Officer by Grantor’s Board of Directors, Grantor agrees to notify the Trustee and the Beneficiaries’ Representative promptly of such appointment; provided, however, Grantor’s failure to so notify the Trustee and the Beneficiaries’ Representative shall not affect in any way an individual Officer’s rights as a Beneficiary under this Trust. The Trustee and the Beneficiaries’ Representative shall have the right to rely on the accuracy and completeness of any statement provided to it by Grantor’s Secretary, Assistant Secretary or Chief Executive Officer as to the Beneficiary status of any individual.

3.3 Beneficiaries’ Representative.    Except as expressly provided elsewhere in this Agreement, all communications or demands made by and among the Trustee and the Beneficiaries are to be made through the individual then designated as the Beneficiaries’ Representative. The Beneficiaries’ Representative shall have the exclusive right to convey Demands from time to time on the Trustee to direct payment to one or more of the Beneficiaries.

3.4 Identity of Beneficiaries’ Representative.     The Beneficiaries’ Representative shall be a person who is a present or past nonemployee Director of Grantor, designated in writing to the Trustee and Grantor from time to time by a majority of the nonemployee Directors on the Board of Directors. For this purpose, a Director who has not been employed by Grantor during the current calendar year and the preceding three (3) years shall be regarded as a nonemployee Director. The Trustee, Grantor and Beneficiaries shall be entitled to rely on the original appointment of that individual as the Beneficiaries’ Representative unless notified in writing of a change in the Beneficiaries’ Representative by a writing signed by the former Beneficiaries’ Representative. A Beneficiary shall be deemed to have consented to such change in Beneficiaries’ Representative if such Beneficiary is provided with notice of such change in accordance with Section 8.6 and does not provide written notice of objection to the change within ten (10) days. The Trustee shall be entitled to rely on such subsequent appointment as of the date such writing is received by the Trustee. The Trustee shall be entitled to rely on the accuracy and completeness of a written list delivered to the Trustee by Grantor, and certified by the Secretary of Grantor to be accurate and to have been prepared in good faith, identifying the individuals who constitute the then current nonemployee Directors. In the absence of an effective appointment of a Beneficiaries’ Representative, the Trustee or any Beneficiary may, after ten (10) days’ written notice to all Beneficiaries and Grantor, petition a court of competent jurisdiction at the expense of the Trust for appointment of a Beneficiaries’ Representative who need not be a nonemployee Director (if none are willing or able to serve), but shall in no event be an Officer or Director elected or appointed after a Change in Control who was not a Beneficiary prior to such Change in Control. The designation or appointment of a successor Beneficiaries’ Representative shall become effective only upon the execution of a counterpart of this Agreement whereby such successor Beneficiaries’ Representative shall assume and become bound by all the duties and responsibilities of a Beneficiaries’ Representative under this Agreement.

3.5 Right of Beneficiaries to Receive Payments.     Subject to court order to the contrary, the rights of the Beneficiaries to make a Demand and receive distributions from the Trustee shall not be affected or diminished in any way by the existence of any dispute between one or more Beneficiaries and Grantor or anyone acting on behalf of Grantor in a derivative or representative capacity, and the Trustee in making distributions from the Trust Fund shall be entitled to rely upon the simple Demand of a Beneficiary, as conveyed by the Beneficiaries’ Representative pursuant to Section 4.7. Such distributions shall be made notwithstanding any notice or demand by or on behalf of Grantor or anyone acting on behalf of Grantor in a derivative or representative capacity that the distributions should not be made, whether based on Grantor’s claim that any Beneficiary is not entitled to some or all of the amount of such distributions or otherwise. The Trustee shall have no responsibility or liability to Grantor for making any payment despite having received any such notice or demand by or on behalf of Grantor. The Trustee shall have no responsibility to inquire into the accuracy or truthfulness of any such notice or demand, whether from Grantor or the Beneficiaries’ Representative.

ARTICLE 4

THE TRUST FUND

4.1 Trust Fund; Grantor Trust.     The Trustee shall hold all property received by it as custodian in Trust hereunder as one fund which, together with the income and gains therefrom and additions thereto, shall constitute the “Trust Fund.” The Trust is intended to be a grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. The Trust Fund shall not be paid to Grantor or any trustee in bankruptcy of Grantor, shall be held separate and apart from other funds of Grantor, and shall be used exclusively for the purposes set forth herein.

4.2 Minimum Balance.     Grantor shall cause the Trustee to treat the 2009 Trust funds as part of the Minimum Balance under this Agreement to this Trust effective June 30, 2016. Grantor shall transfer as of the effective date of this Agreement an additional sum sufficient to cause the total balance held by the Trustee to equal $50,000,000 which thereafter shall be the “Minimum Balance,” and Trustee shall hold such funds in trust for the stated uses and purposes in accordance with the terms of this Agreement. Nothing contained in this Agreement shall preclude Grantor from making additional transfers of funds from time to time to the Trustee, whether required under the terms of this Agreement or not, to be held in trust as part of the Trust Fund. If Grantor makes additional transfers of funds to the Trust Fund, such additional transfers shall be deemed an increase of the Minimum Balance and Exhibit A shall be automatically amended without further action by the parties to this Agreement. Grantor and the Beneficiaries’ Representative shall periodically, but no less than every third anniversary of this Agreement, review the adequacy of the Minimum Balance.

4.3 Maintenance of Minimum Balance.     The Trustee agrees to provide monthly reports to Grantor and the Beneficiaries’ Representative showing the current fair market value of the Trust Fund. If any such report shows that the current fair market value of the Trust Fund is less than the Minimum Balance, then within ten (10) days after such report, Grantor agrees to deliver cash funds to the Trustee equal to the difference between the fair market value of the Trust Fund and the Minimum Balance so that the Trust balance is at least equal to the Minimum Balance. Notwithstanding the foregoing, Grantor shall have no obligation to make payments to the Trustee in excess of $400,000,000 (including the initial transfer of the 2009 Trust funds and the additional funds pursuant to Section 4.4) under or with respect to this Agreement.

4.4 Additional Contributions.     Subject to the aggregate limitation of $400,000,000 set forth in Section 4.3, Grantor agrees to make additional contributions (“Additional Contributions”) to the Trust Fund within ten (10) days after receipt of a written request from the Beneficiaries’ Representative certifying in good faith that Claims have or are reasonably expected to be asserted against Beneficiaries and that estimated Losses and Expenses for all pending, threatened or anticipated Claims against all Beneficiaries are reasonably expected to exceed the then Trust Fund balance. A copy of such written certification shall be provided to the Trustee at the same time and in the same manner as it is provided to Grantor. Such written certification shall be accompanied by an opinion of independent counsel to the effect that, based on the information made known to such counsel, (a) the Claims do not appear to be Excluded Claims and (b) the amount requested seems reasonable in the circumstances noted above. Independent counsel shall be selected by the Beneficiaries’ Representative and shall have no present professional relationship with Grantor or the Beneficiaries who are the subject of the Claims.

4.5 Excess Balance.    If at any time the fair market value of the Trust Fund shall exceed the Minimum Balance, plus any additional contributions which continue to be required pursuant to Section 4.4, Grantor shall be entitled to withdraw an amount equal to the excess over the said sum upon thirty (30) days’ advance written notice to the Beneficiaries’ Representative.

4.6 Direction of Investment.    Notwithstanding anything contained in this Agreement to the contrary, Grantor retains the right to direct the investment of the Trust Fund and the Trustee shall have no duty to review or recommend investments; provided, however, that Grantor shall only direct the Trustee to invest the Trust Fund in Eligible Securities in accordance with Grantor’s current cash-management policies. If Grantor instructs the Trustee to invest in securities other than in Cash, Government Securities, Municipal Securities, Corporate Securities, Money Market Funds or Treasury Securities, such instruction shall be accompanied by the written consent of the Beneficiaries’ Representative as to the investment(s) in such Other Eligible Securities. Unless otherwise instructed by Grantor in writing, the Trustee shall initially maintain the investments in the account or accounts transferred from the 2009 Trust, which amounts following transfer shall be subject to this Section 4.6. If for any reason one or more existing investments shall not be available going forward, and Grantor shall fail to direct the Trustee pursuant to written instructions as to how to invest the Trust Fund (including the consent of the Beneficiaries’ Representative if the proposed investment is in other than Eligible Securities), then the Trustee shall invest the Trust Fund in a accordance with the last instruction received. In the event the Trustee is required to make a distribution pursuant to Section 4.7 at a time when the Trust Fund has insufficient cash to cover such distribution, the Trustee shall promptly notify the Grantor. The Grantor shall then direct the Trustee as to which Trust investments to liquidate in order to cover the required distribution; if Grantor does not respond to the Trustee’s inquiry within forty-eight (48) hours the Trustee shall liquidate investments in the order specified in Exhibit B. The Trustee may purchase or sell to itself or any affiliate, as principal or agent, investments authorized by this Agreement. Grantor and the Beneficiaries’ Representative acknowledge that regulations of the Comptroller of the Currency grant the right to receive brokerage confirmations of the security transactions as they occur, at no additional cost. To the extent permitted by law, Grantor and the Beneficiaries’ Representative specifically waive compliance with 12 CFR 12 and hereby notify the Trustee that no brokerage confirmations need be sent relating to the security transactions as they occur.

4.7 Distributions from Trust Fund.

4.7.1 Duties of Beneficiary.    A Beneficiary making a demand for indemnity shall certify in each demand regarding a Claim for a Covered Act (a “Demand”) delivered to the Beneficiaries’ Representative that (a) he or she is entitled to payment of at least the amount demanded, (b) no part of the Demand is an Excluded Claim or is precluded by the Act or applicable successor statute, (c) the Beneficiary will repay to the Trust any amounts paid or applied to or for the use of such Beneficiary in the event of an Ultimate Determination that such payments are Excluded Claims or precluded by the Act, or in the event the Beneficiary receives payment for the same Claim from another source, (d) a request to Grantor for indemnification has remained unsatisfied for twenty (20) days and that no part of the amount then being demanded from the Trust Fund has been previously received from Grantor, and (e) he or she has complied with any applicable requirements of Grantor’s Articles and policy with respect to indemnification, if any, with respect to the Demand.

4.7.2 Duties of Beneficiaries’ Representative.    The Beneficiaries’ Representative shall convey a Beneficiary’s Demand to the Trustee. Along with the conveyance of such Demand to the Trustee, the Beneficiaries’ Representative shall submit, in a writing signed by the Beneficiaries’ Representative, a statement (a) that such Demand is being made pursuant to the Articles and this Agreement, as each such may be amended and restated from time to time, provided that any such amendment shall be given effect under this Agreement only to the extent that such amendment provides broader indemnification rights than existed prior to such amendment, (b) that the Demand is for satisfaction of indemnification obligations of Grantor, (c) that the Demand is being made by a Beneficiary, (d) that specifies the amounts being demanded by such Beneficiary, and (e) that the Beneficiaries’ Representative is not aware of any facts or conditions that would make such Demand for indemnification pursuant to this Agreement invalid, provided, however, that the Beneficiaries’ Representative has no duty to independently investigate the validity of a Demand.

4.7.3 Duties of Trustee.    The Trustee shall deliver a copy of each Demand to Grantor as promptly as reasonably possible. A copy of the Beneficiaries’ Representative’s statement also shall be delivered to Grantor. As soon as practicable after any such Demand is conveyed by the Beneficiaries’ Representative, subject to the provisions of Section 3.5, the Trustee shall distribute funds to the Beneficiary specified in such Demand in the amount and manner set forth therein. If the Trustee does not have sufficient funds to satisfy all pending Demands of Beneficiaries in full, the Trustee shall make all reasonable efforts to make pro rata payments, less any amounts due the Trustee, to the Beneficiaries as specified by the Beneficiaries’ Representative. If and to the extent the Trust Fund is replenished, the Trustee shall continue to make pro rata distributions, less any amounts due the Trustee, until the Demand is satisfied or to satisfy subsequent Demands.

4.8 Taxes.    Grantor agrees to pay any and all taxes on the Trust Fund or the income thereof which the Beneficiaries or the Trustee would otherwise be required to pay with respect to the interest of any person or persons therein, and to provide the Trustee and the Beneficiaries’ Representative with proof of payment. This does not include any taxes payable upon an indemnification payment distribution from the Trust if the same would be taxable to the recipient Beneficiary under applicable law.

4.9 Duties and Responsibilities of Beneficiaries’ Representative.    The Beneficiaries’ Representative (and any successor Beneficiaries’ Representative) shall have the following affirmative duties and responsibilities:

4.9.1 To demand deposits from Grantor so as to maintain the Minimum Balance of the Trust in accordance with Section 3.3 and any Additional Contributions required by Section 3.4;

4.9.2 To demand payment by the Trustee to a Beneficiary who has made a Demand and who, in the good faith judgment of the Beneficiaries’ Representative, has satisfied the conditions for indemnification as set forth in this Agreement and the Articles, provided, however, that the Beneficiaries’ Representative has no duty to independently investigate the validity of a Demand; and

4.9.3 To use commercially reasonable efforts to cause Grantor and the Trustee to discharge their respective responsibilities under this Agreement and the responsibilities of Grantor under the Articles, including the bringing of legal actions and proceedings to enforce such agreement.

4.10 Administrative Powers of Trustee.    Subject to Grantor’s right pursuant to Section 4.6 to direct investment of the Trust Fund in Eligible Securities, the Trustee shall have the power to do any of the following:

4.10.1 To cause any investment to be registered and held in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, without increase or decrease of liability;

4.10.2 To collect and receive any and all money and other property due to the Trust Fund and to give full discharge therefor; and

4.10.3 To hold uninvested, without liability for interest thereon, such monies received by the Trustee as the Trustee considers necessary to meet anticipated and imminent disbursements.

4.11 Adverse Determination.    In the event the trust arrangement created hereby is deemed to be invalid or ineffective as a trust by a court of competent jurisdiction, whether in connection with the bankruptcy of one of the parties hereto or otherwise (an “Adverse Determination”), then the parties agree that the nature of their relationship shall be Grantor as debtor, the Trustee as securities intermediary and the Beneficiaries’ Representative as secured party for the benefit of the Beneficiaries. To that end, and to secure the obligation of Grantor to indemnify Beneficiaries, Grantor hereby grants the Beneficiaries’ Representative for the benefit of the Beneficiaries a continuing security interest in, and pledges all rights, title and interest in and to, the following (for purposes of this Section 4.11, the “Collateral”):

4.11.1 The Trust(s) account and the Trust Fund, and any certificates or instruments representing or evidencing the Trust Fund, and all cash, investment property, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise issued, distributed or distributable in respect of or in exchange for any or all of the Trust Fund;

4.11.2 All other investment property and other property hereafter issued, delivered or deliverable to Trustee in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, investment property, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise issued, distributed or distributable after the date hereof in respect of or in exchange for any or all thereof; and

4.11.3 All proceeds of all of the foregoing.

Grantor and, at the direction of the Beneficiaries’ Representative, the Trustee shall execute such other documents and instruments as the Beneficiaries’ Representative may reasonably require from time to time to perfect and protect the first priority security interest of the Beneficiaries’ Representative on behalf of the Beneficiaries in the Collateral. In the event of an Adverse Determination, the Beneficiaries’ Representative shall have and shall be deemed to have had all the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code (“UCC”) and may exercise any of the rights and remedies available to the Beneficiaries’ Representative under the UCC as in effect from time to time in the State of Washington or otherwise available to the Beneficiaries’ Representative, including, without limitation, sale, assignment or other disposal of the Collateral in exchange for cash or credit. Grantor agrees that a Demand is also a notice of disposition under Section 9-611 of the UCC and that five (5) Business Days is reasonable notice if notice of a disposition is required under Section 9-611 of the UCC. Furthermore, Grantor agrees that any Beneficiary may be the purchaser of the Collateral consisting of Cash, Corporate Securities, Government Securities or Municipal Securities at a private sale without notice because the Collateral is of a type sold on a recognized market or the subject of widely distributed standard price quotations. The Beneficiaries’ Representative shall provide the Trustee with an Adverse Determination notice as soon as practicable, although failure to provide such notice shall not affect the rights or obligations of the parties hereunder, except that a Beneficiary shall not take any action with respect to the Trustee as securities intermediary until such notice is provided. Except for the amounts due to the Trustee pursuant to Section 7.3, the Trustee waives any right of set-off, banker’s lien or other lien or claim it may have to the Collateral.

Grantor covenants and agrees that it shall not pledge, assign, hypothecate or transfer its interest in the Trust account or the Trust Fund. Grantor further covenants and agrees that it shall not so direct the Trustee, and the Trustee agrees that it will not acknowledge or agree to any such pledge, assignment, hypothecation or transfer.

ARTICLE 5

RESIGNATION, REMOVAL, OR DEATH OF TRUSTEE

5.1 Resignation of Trustee.    The Trustee may resign at any time by filing its written resignation with Grantor and the Beneficiaries’ Representative. Such resignation shall take effect sixty (60) days from the date of such filing or upon appointment of a successor pursuant to Section 5.3, whichever shall first occur.

5.2 Removal of Trustee.    Grantor and the Beneficiaries’ Representative may remove the Trustee at any time by delivering to the Trustee a written notice of its removal and the appointment of a successor pursuant to Section 5.3.

5.3 Appointment of Successor Trustee.

5.3.1 Removal of the Trustee and the appointment of a successor Trustee shall take effect sixty (60) days following delivery to the Trustee of (a) an instrument in writing removing the Trustee and appointing such successor, executed by Grantor and accompanied by an instrument in writing signed by the Beneficiaries’ Representative certifying the Beneficiaries’ Representative’s agreement to such removal and appointment, and (b) an acceptance in writing, executed by such successor, both acknowledged in the same form as this Agreement. The Trustee may agree to an earlier effective date. In the event of the merger, sale (of all or substantially all of the Trustee’s corporate trust business) or dissolution of the Trustee, a successor trustee shall be appointed by Grantor (which successor trustee may be the acquiring party or successor entity in the case of sale or merger of the Trustee in Grantor’s sole discretion) with the approval of the Beneficiaries’ Representative, which approval shall not be unreasonably withheld, and a writing to such effect and an acceptance in writing, as referred to above, shall be delivered to the Trustee. In order to qualify to serve as Trustee, any successor trustee must, at a minimum: (i) be authorized under state or federal law to exercise corporate trust powers, (ii) have a combined capital and surplus of at least $250,000,000, and (iii) be subject to supervision or examination by federal or state authority.

5.3.2 All of the provisions set forth herein with respect to the Trustee shall relate to each successor with the same force and effect as if such successor had been originally named as the Trustee under this Trust.

5.3.3 If a successor is not appointed within sixty (60) days after the Trustee gives notice of its resignation pursuant to Section 4.1, or within sixty (60) days after the Trustee’s merger, sale (of all or substantially all of the Trustee’s corporate trust business) or dissolution, the Trustee or the Beneficiaries’ Representative may apply to any court of competent jurisdiction at the expense of the Trust for appointment of a successor.

5.4 Transfer of Fund to Successor.    Upon appointment of a successor trustee as set forth above, the Trustee shall transfer and deliver the Trust Fund to such successor with authority to retain only reasonable reserves pending settlement of its final account as provided in Section 7.4.

ARTICLE 6

DURATION, TERMINATION, AND AMENDMENT OF TRUST

6.1 Term.

6.1.1 The term of this Trust shall be for a period extending from the Effective Date until June 30, 2025, unless extended or terminated according to the terms of this Trust. This Trust may be terminated by consent of a majority of the then serving Board of Directors and a majority of the Beneficiaries serving as Officers at the time; provided, however, no such termination shall be effective (a) following a Change of Control, or (b) so as to reduce indemnification otherwise available to a Beneficiary of this Trust, specifically including any Beneficiaries who are not at such time current Officers, for any Demand then existing and still pending or with respect to any later asserted Demand arising out of a Covered Act occurring before the effective date of such termination. Expiration or termination of this Trust shall operate prospectively only, so that all provisions of this Agreement shall remain in full force and effect as to any Demand asserted prior to the effective date of expiration or termination relating to a Covered Act that occurs prior to the effective date of expiration or termination. Grantor and the Beneficiaries’ Representative shall notify the Trustee of termination of the Trust by, with respect to Grantor, an instrument in writing executed by Grantor together with a certified copy of the resolution of the Board of Directors authorizing such termination and, with respect to the Beneficiaries’ Representative, written evidence of the consent of a majority of the Beneficiaries serving as Officers at the time. Termination by consent of Grantor and majority of the Beneficiaries shall be effective on the later to occur of (i) the Board of Directors resolution and (ii) receipt by the Beneficiaries’ Representative of written consents from at least a majority of the Beneficiaries as provided in this Section 6.1.1.

6.1.2 Grantor and the Beneficiaries’ Representative (jointly or separately) as applicable shall provide the Trustee and the Beneficiaries and their successors in interest with written notice of expiration at least thirty (30) days prior to the expiration date.

6.1.3 In the event of a proposed termination prior to the expiration of the term of this Trust, Beneficiaries may assert a Demand if, in such Beneficiaries’ good faith judgment, there is a reasonable likelihood that following such proposed termination, a Claim will be asserted arising out of a Covered Act that occurred before the effective date of such termination. If so made, such Demand(s) shall be treated as a then existing and still pending Demand hereunder.

6.2 Distribution Upon Termination.    When this Trust expires or is terminated in accordance with Section 6.1, the Trustee shall distribute the Trust Fund to Grantor less any full and adequate provision or reserves for any distributions to be made pursuant to any outstanding Demands under Sections 4.7 and 6.1.3 and any deductions authorized or required by Section 7.3.

6.3 Amendment of Trust Instrument.

6.3.1 Except in the event of a Change of Control, this Trust may be amended by consent of a majority of the Board of Directors, a majority of the Beneficiaries serving as Executive Officers at the time and the Trustee, provided, however, no such amendment shall be effective (a) following a Change of Control, or (b) so as to reduce indemnification or advancement of expenses otherwise available to a Beneficiary of this Trust for any Claim then existing and still pending or with respect to any later asserted Claim arising out of a Covered Act occurring before the effective date of such amendment and provided further, that approval of the Trustee shall only be required if the proposed amendment affects in any way the Trustee’s rights or duties under this Agreement. If the Trust is amended without the consent of the Trustee as provided above, Grantor shall deliver notice of amendment to the Trustee or its successor in interest thirty (30) days prior to the proposed effective date of the amendment by an instrument in writing executed by Grantor and the Beneficiaries’ Representative, together with a certified copy of the resolution of Grantor’s Board of Directors authorizing such amendment. Grantor shall send a copy of such notice to each individual Beneficiary or his or her successors in interest.

6.3.2 In the event of a proposed amendment of this Trust, a Beneficiary may assert a Demand if, in such Beneficiary’s good faith judgment, there is a reasonable likelihood that following such proposed amendment, a Claim will be asserted arising out of a Covered Act that occurred before the effective date of such amendment and that will be affected by such amendment. If so made, such Demand(s) shall be treated as a then existing and still pending Demand hereunder.

ARTICLE 7

RIGHTS AND OBLIGATIONS OF THE TRUSTEE

7.1 Duties of Trustee.    The duties and liabilities of the Trustee shall at all times be limited to those expressly stated in this Agreement and no implied duties or covenants shall be read into this Agreement against the Trustee. The Trustee shall discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a reasonable person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall not be liable for any loss sustained by the Trust Fund by reason of the purchase, retention, sale, or exchange or any investment made in good faith and in accordance with Grantor’s written directions and the provisions of this Agreement.

7.2 Indemnification of Trustee.    The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, or taken or omitted by it in accordance with advice of counsel (which counsel may be of the Trustee’s own choosing and which may be house counsel of the Trustee), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence. Grantor agrees to indemnify the Trustee and its officers, directors, agents and employees and hold it and them harmless against any and all liabilities, losses, claims, expenses (including reasonable attorneys’ fees and expenses) and damages incurred by it hereunder, except for liabilities, losses, claims, expenses, and damages incurred by the Trustee resulting from its own willful misconduct or gross negligence. This Section 7.2 shall survive the termination of this Agreement and the earlier removal or resignation of the Trustee.

7.3 Expenses and Compensation.    The Trustee shall pay from the Trust Fund, to the extent not paid by Grantor, the Trustee’s reasonable expenses of administration of the Trust, including reasonable compensation and expenses of counsel (including house counsel) and any agents engaged by the Trustee to assist it in such administration. Grantor shall pay the Trustee reasonable compensation for its services as Trustee hereunder and the Trustee shall have a lien on the Trust Fund for such compensation and expenses until paid.

7.4 Accounts of Trustees.    The Trustee shall keep full accounts of all of its receipts and disbursements. Its financial statements, books, and records with respect to the Trust Fund shall be open to inspection by Grantor or the Beneficiaries’ Representative or their representatives at all reasonable times during business hours of the Trustee and may be audited not more frequently than once in each fiscal year by an independent certified public accountant engaged by the Beneficiaries’ Representative. Within ninety (90) days after the close of each fiscal year, or any termination of the duties of the Trustee, the Trustee shall submit in duplicate to Grantor an accounting of its transactions as Trustee hereunder.

7.5 Rights of Trustee.    None of the provisions of this Agreement shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder. The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for the negligence or misconduct of any agent, attorney, custodian or nominee so appointed, provided, however, the Trustee shall remain responsible for the performance of its obligations hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trust be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be liable for an error in judgment made in good faith by an officer or officers of the Trustee, unless the Trustee was grossly negligent in ascertaining the pertinent facts.

Whenever in the administration of the provisions of this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a certificate signed by the Beneficiaries’ Representative and an officer of Grantor and delivered to the Trustee, and such certificate, in the absence of gross negligence or bad faith on the party of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

ARTICLE 8

MISCELLANEOUS

8.1 Governing Law; Waiver of Jury Trial.    The validity, interpretation, performance and enforcement of this Agreement and the Trust created hereby shall be governed by the laws of the State of Washington, provided, however, that the rights, duties, obligations and protections of the Trustee hereunder shall be governed by the laws of the State of California. The parties irrevocably submit to the jurisdiction and venue of any Washington State or United States Federal Court sitting in Seattle, Washington. Any proceeding with respect to this Trust shall be in King County Superior Court unless otherwise consented to by Grantor.

Each party hereto hereby agrees not to elect a trial by jury of any issue triable of right by jury, and waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist with regard to this Agreement, or any claim, counterclaim or other action arising in connection herewith. This waiver of right to trial by jury is given knowingly and voluntarily by each party, and is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue.

8.2 Assignment; Successors.    Neither this Agreement nor any rights or benefits hereunder may be assigned (including by operation of law), transferred, pledged or otherwise hypothecated without the prior written consent of the other parties, provided, however, that with respect to the merger, sale or dissolution of the Trustee, only the consents required under Section 5.3.1 hereof shall be required. This Agreement and the Trust created hereby shall be binding upon and shall inure to the benefit of the spouses, heirs, personal and legal representatives and estates of the Beneficiaries, and to the permitted assigns of the parties hereto.

8.3 Third Party Beneficiaries.    The Beneficiaries are specifically acknowledged as third party beneficiaries of this Agreement and shall have the right to bring actions to enforce this Agreement where the Beneficiaries’ Representative fails to bring such an action or fails to prosecute an action in good faith following a demand by a Beneficiary to so act.

8.4 Enforcement Expenses.    Grantor shall be responsible for all costs and expenses, including reasonable attorneys’ fees and costs, incurred in any action brought to enforce or interpret this Agreement, whether brought by the Beneficiaries’ Representative, a Beneficiary, the Trustee or otherwise, unless the court determines that such Claim for enforcement was not brought in good faith or was frivolous.

8.5 Titles and Headings Not to Control.    The titles to articles and headings of sections in this Agreement are for convenience of reference only and in case of any conflict the text of this Agreement, rather than any title or heading, shall control.

8.6 Notices, Consents and Other Communications.    All notices, consents, or other communications required or contemplated by this Agreement shall be in writing and shall be deemed to have been given when delivered by (a) personal delivery, (b) prepaid overnight courier, (c) postage prepaid return receipt requested certified mail, (d) facsimile, or (e) email (however as to the Trustee pursuant and subject to the terms of Section 8.8):

If to a Beneficiary: The last address given to the Trustee by each respective Beneficiary

If to Beneficiaries’ Representative: The last address given to the Trustee by the Beneficiaries’ Representative

If to Microsoft:	Microsoft Corporation
One Microsoft Way
Redmond, WA 98052-6399
Attention: Deputy General Counsel, Corporate
Telephone No.: (425) 882-8080
Facsimile No.: (425) 869-1327
Email: john.seethoff@microsoft.com

With a copy to:	K&L Gates LLP
925 Fourth Avenue, Suite 2900
Seattle, WA 98104-1158
Attention: Seattle Administrative Partner
Telephone No.: (206) 623-7580
Facsimile No.: (206) 623-7022
Email: pallavi.wahi@klgates.com

If to Trustee:	The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street
Suite 500
Los Angeles, CA 90071
Attention: Robert Cuadra
Telephone No.: (213) 630-6230
Facsimile No.: (213) 630-6480
Email: RobertJose.CuadraIII@bnymellon.com

Notice by personal delivery shall be effective upon the date delivery is made and notice by certified mail or overnight courier shall be effective on the date it is recorded as delivered by the U.S. Postal Service or the overnight courier, respectively. Facsimile notice shall be effective on the date recorded in the sender’s equipment as a confirmed transmission to the recipient’s facsimile address. Email notice shall be effective on the date sent to a valid address so long as no notice of failure of delivery is received by sender. Each Beneficiary and the Beneficiaries’ Representative shall provide Trustee and Grantor with prompt notice of changes of address.

8.7    Force Majeure.    From the effective date of this Agreement, the Trustee, or any successor in interest, shall not be considered in breach of or in default in its obligations with respect to any obligations created hereunder in the event of an unavoidable delay in the performance of such obligations due to unforeseeable causes beyond its control and without its fault or negligence, including, but not limited to, acts of God, or of the public enemy, acts of a government, acts of the other party, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, earthquakes, explosion, mob violence, riot, inability to procure or general sabotage or rationing of labor, equipment, facilities, sources of energy, material or supplies in the open market, malicious mischief, condemnation, and unusually severe weather or delays of suppliers or subcontractors due to such causes or any similar event and/or occurrences beyond the control of the Trustee.

8.8    Electronic Instruction.    The Trustee agrees to accept and act upon instructions or directions pursuant to this Agreement sent by facsimile transmission, unsecured email or other similar electronic methods, provided, however, that Grantor and/or the Beneficiaries’ Representative shall provide to the Trustee an incumbency certificate listing persons as may be designated and authorized to sign for Grantor and the Beneficiaries’ Representative, which such incumbency certificate shall contain appropriate contact information and shall be amended whenever a person is to be added or deleted from the listing, or there is a change in authorized contact data.

If Grantor or the Beneficiaries’ Representative elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. Grantor and the Beneficiaries’ Representative agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

8.9    Counterparts.    This Agreement may be executed in two or more counterparts, and by facsimile, and shall be deemed an original and shall bind the signatory but all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the others, it being understood that all parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 30th day of June, 2016.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (“Trustee”)

/S/ R. TARNAS
Name: R. TARNAS Title: Vice President

MICROSOFT CORPORATION (“Grantor”)

/S/ JOHN A. SEETHOFF
Name: JOHN A. SEETHOFF Title: Vice President and Corporate Secretary

ADDITIONAL PARTY (“Beneficiaries’ Representative”)

/S/ CHARLES H. NOSKI
CHARLES H. NOSKI

EXHIBIT A

Grantor shall cause the Trustee to treat the 2009 Trust funds as part of the Minimum Balance under this Agreement to this Trust effective June 30, 2016. Grantor shall transfer as of the effective date of this Agreement an additional sum sufficient to cause the total balance held by the Trustee to equal $50,000,000 which thereafter shall be the Minimum Balance, and Trustee shall hold such funds in trust for the stated uses and purposes in accordance with the terms of this Agreement.

EXHIBIT B

Liquidation of Investments.    If Trustee receives no instructions from Grantor for the liquidation of assets pursuant to Section 4.6, Trustee shall liquidate the Trust Fund in the following order, liquidating the entire amount of each class of funds before liquidating additional funds from the next class sufficient to make a distribution:

1.	Cash

2.	Money market funds

3.	Other Eligible Securities (Treasury Securities, Government Securities, Municipal Securities, Corporate Securities), in order of nearest maturity